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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:
☒	Preliminary proxy statement
☐	Definitive proxy statement
☐	Definitive additional materials
☐	Soliciting material under Rule 14a-12
☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)
rStar Corporation
(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount previously paid:
	(2)	Form, schedule or registration statement no.:
	(3)	Filing party:
	(4)	Date filed:

[LOGO]

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON FEBRUARY 3, 2003

        A special meeting of stockholders ("Special Meeting") of rStar Corporation., a Delaware corporation ("rStar" or the "Company"), will be held on February 3, 2003, at 10:00 a.m., local time, at the Company's executive offices located at 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323 for the following purposes:

  1.
  To approve an amendment to the Company's Fourth Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock, par value $0.01 per share ("Common Stock"), pursuant to which ten whole number of outstanding shares would be combined into one share of our common stock and to authorize our Board of Directors to select and file such amendment (the "Reverse Stock Split"); and

  2.
  To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

        The foregoing matters are described in more detail in the enclosed proxy statement (the "Proxy Statement"). Pursuant to our Bylaws, the board of directors has fixed the close of business on January 10, 2003, as the record date (the "Record Date") for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting and any postponement or adjournment thereof. Only those Company stockholders of record as of the close of business on the Record Date are entitled to notice of the Special Meeting and to vote at the Special Meeting or any postponement or adjournment thereof.

        If you plan to attend the Special Meeting, please be prepared to present valid picture identification. If you hold your shares of Common Stock through a broker or other nominee, proof of ownership will be accepted by rStar only if you bring either a copy of the voting instruction card provided to you by your broker or nominee, or a copy of a brokerage statement showing your share ownership in rStar as of the Record Date.

        Whether or not you expect to attend the Special Meeting, I urge you to carefully review the enclosed materials. Your vote is important. All stockholders are urged to attend the Special Meeting in person or by proxy. If you receive more than one proxy card because your shares are registered in different names or at different addresses, please indicate your vote, sign, date and return each proxy card so that all of your shares of Common Stock will be represented at the Special Meeting.

By Order of the Board of Directors,

/s/ SAMER SALAMEH Samer Salameh Chairman of the Board and Chief Executive Officer

Sunrise, Florida
January 10, 2003

IN ORDER TO ENSURE YOUR REPRESENTATION AT THIS SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE.

rStar Corporation
1560 Sawgrass Corporate Parkway
Suite 200
Sunrise, Florida 33323

PROXY STATEMENT

        Your vote at the Special Meeting is important to us. Please vote your shares of Common Stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This Proxy Statement has information about the Special Meeting and was prepared by our management for the board of directors. This Proxy Statement and the accompanying proxy card are first being mailed to you on or about January     , 2003.

GENERAL INFORMATION ABOUT VOTING

Who can vote?

        Holders of Common Stock at the close of business on January 10, 2003, the Record Date relating to the Special Meeting, may vote at the Special Meeting. At the Record Date, 104,529,864 shares of Common Stock were outstanding, and we had approximately 148 stockholders of record. The enclosed proxy card shows the number of shares you are entitled to vote.

What do I need to do now?

        Read this Proxy Statement. Then, if you choose to vote by proxy, complete your proxy card and indicate how you want to vote. Sign and mail the proxy card in the enclosed return envelope as soon as possible. You should complete, sign and return your proxy card even if you currently expect to attend the Special Meeting and vote in person. Mailing in a proxy card now will not prevent you from later canceling or "revoking" your proxy right up to the day of the Special Meeting, and you will ensure that your shares get voted if you later find you are unable to attend. If you sign and send in the proxy card and do not indicate how you want to vote, your proxy will be voted FOR the Reverse Stock Split.

Can I change my vote after I have mailed my signed proxy card?

        Yes. You can change your vote at any time before the vote is taken at the Special Meeting. You can do this in one of three ways. First, you can send a written notice dated later than your proxy card stating that you would like to revoke your current proxy. Second, you can complete and submit a new proxy card dated later than your original proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to the Secretary of rStar at 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323. We must receive the notice or new proxy card before the vote is taken at the Special Meeting. Third, you can attend the Special Meeting and vote in person. Simply attending the Special Meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker as to how to change your vote.

What if other matters come up at the Special Meeting?

        The matters described in this Proxy Statement are the only matters that we now know will be voted on at the Special Meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they determine, in their discretion.

What if I wish to abstain?

        If you wish to abstain, you may do so by specifying that your vote in any matter be withheld in the manner provided in the enclosed proxy card. For purposes of the vote for the Reverse Stock Split, abstentions and broker non-votes will be counted as votes cast against the Reverse Stock Split.

Will my shares be voted if I do not sign and return my proxy card?

        If your shares are held in your name, you must return your proxy card (or attend the Special Meeting in person) in order to vote on the Reverse Stock Split. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted. We encourage you to provide instructions to your brokerage firm if your shares are held in street name. This ensures that your shares will be voted on the Reverse Stock Split at the Special Meeting.

Who pays the cost of solicitation of my proxy?

        The expense of soliciting proxies and the cost of preparing, assembling and mailing proxy materials in connection with the solicitation of proxies will be paid for by us.

If my broker holds my shares in "street name," will my broker vote my shares for me?

        Your broker will vote your shares only if you tell the broker how to vote. To do so, follow the directions your broker provides. Without instructions, your broker will not vote your shares and the failure to vote will have the same effect as a vote against the Reverse Stock Split.

Who can help answer your questions?

        If you have more questions about the Special Meeting, you should contact:

              rStar Corporation
              1560 Sawgrass Corporate Parkway, Suite 200
              Sunrise, Florida 33323
              Attention: Lior Kadosh
              Title:        Interim Chief Financial Officer
              Telephone: (954) 858-1600

PROPOSAL

APPROVAL OF AN AMENDMENT TO THE COMPANY'S
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OVERVIEW

        Our Board of Directors has approved a proposal to amend our certificate of incorporation to effect a reverse stock split whereby ten shares of our Common Stock, such number consisting only of whole shares, will be combined into one share of our Common Stock. We call this proposal the Reverse Stock Split. The Board has recommended that the Reverse Stock Split be presented to our stockholders for approval. You are now being asked to vote upon an amendment to our certificate of incorporation to effect this Reverse Stock Split. Pending stockholder approval, the Board will have the sole discretion pursuant to Section 242(c) of the Delaware General Corporation Law to elect, whether or not to effect a Reverse Stock Split, at any time before the first anniversary of this special meeting of stockholders. The Board has the authority to determine the exact timing of the Reverse Stock Split, with the intention of maximizing our ability to remain in compliance with the continued listing maintenance requirements of the Nasdaq SmallCap Market and the other intended benefits of the Reverse Stock Split to rStar and its stockholders. Unless determined otherwise, the Board expects the Reverse Stock Split to be effective on the date of the Special Meeting See the information below under the caption "Reasons for the Reverse Stock Split."

        The text of the form of proposed amendment to our certificate of incorporation is attached to this Proxy Statement as Appendix A. By approving this amendment, you will approve an amendment to our certificate of incorporation pursuant to which ten outstanding shares would be combined into one share of our Common Stock, and authorize the Board to file the amendment in the manner described herein. The Board may also elect not to do any reverse stock split.

        If the Board elects to effect the Reverse Stock Split following stockholder approval, the number of issued and outstanding shares of Common Stock would be reduced as described herein. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder is expected to hold the same percentage of our outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of our Common Stock would remain unchanged at $0.01 per share. The Reverse Stock Split would not change the number of authorized shares of Common Stock.

REASONS FOR THE REVERSE STOCK SPLIT

        The Board believes that a reverse stock split may be desirable for a number of reasons. First, the Board believes that a reverse stock split may allow us to avoid having our Common Stock delisted from the Nasdaq SmallCap Market. Second, the Board believes that a reverse stock split could improve the marketability and liquidity of our Common Stock.

        The Board has concluded that reducing the current number of outstanding shares of Common Stock may support a higher fair market value per share of Common Stock based on the current market capitalization of the Company. In order to reduce the current number of outstanding shares of Common Stock and thereby attempt to raise the fair market value per share of Common Stock, the Board unanimously approved, subject to the approval of the stockholders of the Company, the Reverse Stock Split. The Board believes that a decrease in the current number of outstanding shares of Common Stock as a consequence of the Reverse Stock Split should increase the fair market value per share of Common Stock, which may encourage greater interest in shares of Common Stock and possibly promote greater liquidity for the stockholders of the Company. The Board believes that the fair market value per share of the Common Stock is currently at a level that may cause potential investors to view an investment in the Company as unduly speculative and that the fair market value per share of Common Stock is currently lower than it would be if the number of issued and outstanding shares of Common Stock were decreased. Although the increase in the fair market value per share of Common Stock, as a consequence of the Reverse Stock Split, may be proportionately less than the decrease in the number of shares outstanding and any increased liquidity due to any increased per share price could be partially or entirely offset by the reduced number of shares outstanding after the Effective Time (as defined herein), the Board believes that the Reverse Stock Split could result in a per share price that adequately compensates for the adverse impact of the market factors noted above and that any increase in the fair market value per share of the Common Stock may make the shares of Common Stock more attractive to potential investors.

        The Board believes that maintaining the listing of our Common Stock on the Nasdaq SmallCap Market is in the Company's best interests and that of our stockholders. If our stockholders do not approve the proposal to effect the Reverse Stock Split, and the closing bid price of our Common Stock does not otherwise rise above $1.00, it is highly likely that our Common Stock will cease to be listed and traded on the Nasdaq SmallCap Market.

        The Board expects that a reverse stock split of our Common Stock will increase the market price of our Common Stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a reverse split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that we will not be delisted due to a failure to meet other continued listing requirements of the Nasdaq even if the market price per post-reverse split share of our Common Stock remains in excess of $1.00 or that our Common Stock will trade at a price greater than $1.00 for ten consecutive days prior to February 10, 2003. Nasdaq has already advised us that we are not currently in compliance with other continued listing requirements. Notwithstanding the foregoing, the Board anticipates that the proposed Reverse Stock Split should result in the market price of our Common Stock rising to the level necessary to satisfy the $1.00 minimum bid price requirement.

BOARD DISCRETION TO IMPLEMENT THE REVERSE STOCK SPLIT

        If the reverse stock split is approved by our stockholders, it will be effective on the date of the Special Meeting, unless determined otherwise by the Board. Such determination shall be based upon certain factors, including meeting the listing requirements for the Nasdaq SmallCap Market, existing and expected marketability and liquidity of our Common Stock, prevailing market conditions and the likely effect on the market price of our Common Stock. The Board may, in its sole discretion, abandon the proposed amendment and determine not to effect the Reverse Stock Split prior to the one year anniversary of this special meeting of stockholders, as permitted under Section 242(c) of the Delaware General Corporation Law. If the Board fails to implement the Reverse Stock Split prior to the one year anniversary of the Special Meeting, stockholder approval again would be required prior to implementing any reverse stock split.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

There can be no assurance that the purpose or desired favorable effects of the Reverse Stock Split, as contemplated by this Proxy Statement or otherwise, will occur.

        Although the Board believes that the Reverse Stock Split is advisable and in the best interests of the Company and the stockholders of the Company, there can be no assurance that the purpose or desired or favorable effects of the Reverse Stock Split, as contemplated by this Proxy Statement or otherwise, will occur at all or that any desired or favorable effect that occurs as a result of the Reverse Stock Split will be sustained for any period of time after the Reverse Stock Split.

NASDAQ has delisted our Common Stock from the Nasdaq National Market and has sent us notices regarding the possibility of delisting our Common Stock from the Nasdaq SmallCap Market.

        The Company's stock has failed to close above a minimum bid price of $1.00 for an extended period of time. On August 27, 2002, the Company was notified by the Nasdaq that it has until February 10, 2003, to comply with the minimum bid price requirement of the Nasdaq Market Place Rules. The Board is holding the Special Meeting and implementing the Reverse Stock Split in an attempt to improve the marketability and liquidity of the Common Stock and raise its bid price in excess of $1.00. Even if the Reverse Stock Split is approved by the stockholders and effected by the Board on February 3, 2003, there can be no assurance that the Company will not be delisted immediately from the Nasdaq SmallCap because its Common Stock failed to close above the minimum bid price of $1.00 for ten consecutive days prior to February 10, 2003. There can also be no assurance that we will not be delisted due to a failure to meet the other continued listing requirements of the Nasdaq, even if our Common Stock trades in excess of $1.00.

        On November 21, 2002, we received a notice from the Nasdaq regarding deficiencies in the Company's compliance with certain of the Nasdaq's continued listing requirements and that such deficiencies could result in the immediate delisting of the Common Stock from the Nasdaq SmallCap Market. In particular, the Company was advised that its Common Stock could be delisted because it had failed to timely file its Form 10-Q for the quarter ended September 30, 2002, as required by Nasdaq Marketplace Rule 4310(c)(14). The Company was advised that the Nasdaq Listing Qualification Panel (the "Panel") would be considering this delinquency in determining whether continued listing of the Common Stock on the Nasdaq SmallCap Market is appropriate. Notwithstanding the filing of the Form 10-Q on November 27, 2002, the Panel can determine to delist the Company's securities from the Nasdaq SmallCap Market. The Company does not know when the Panel will reach its decision, or that such a decision will be favorable to the Company. An unfavorable decision by the Panel would result in immediate delisting of the Common Stock from the Nasdaq irrespective of the Company's ability to appeal the decision. Effective with the open of business on Tuesday, November 26, 2002, the trading symbol of the Common Stock was changed to "RTRCE" from "RSTRC."

There can be no assurance that the fair market value per share of Common Stock after the Reverse Stock Split will increase and/or remain higher than the current fair market value per share of Common Stock at any time or for any period of time after the Reverse Stock Split.

        There can be no assurance that the fair market value per share of Common Stock after the Reverse Stock Split will be ten (10) times higher than the fair market value per share of Common Stock immediately prior to the Reverse Stock Split, increase at all, or remain constant in proportion to the reduction in the number of outstanding shares of Common Stock immediately prior to the Reverse Stock Split or any increase in the fair market per share of Common Stock after the Reverse Stock Split at any time or for any period of time after the Reverse Stock Split. Accordingly, the total market capitalization of the Company after the Reverse Stock Split could be lower than the total market capitalization of the Company before the Reverse Stock Split and, in the future, the fair market value per share of Common Stock after the Reverse Stock Split may not exceed and/or remain higher than the current fair market value per share of Common Stock immediately prior to the Reverse Stock Split. In many cases, the total market capitalization of a company immediately after a reverse stock split is lower than the total market capitalization immediately prior to the reverse stock split.

There can be no assurance that the Reverse Stock Split will result in a fair market value per share of Common Stock that will attract institutional investors, investment funds, or brokers.

        Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a fair market value per share of Common Stock that will attract institutional investors, investment funds, or brokers.

A decline in the fair market value per share of common stock after the Reverse Stock Split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of the Common Stock could be adversely affected following a reverse stock split.

        The fair market value per share of Common Stock is based on the performance of the Company and certain other factors that are not related to the number of outstanding shares of Common Stock. If the Reverse Stock Split is effected and the fair market value per share of Common Stock declines for any reason or no reason, the percentage decline as an absolute number and as a percentage of the overall market capitalization of the Company may be greater than would occur in the absence of a reverse stock split. In many cases, both the total market capitalization of a company and the market price per share of the common stock of such company following a reverse stock split are lower than they were before the reverse stock split. Furthermore, the liquidity of the shares of Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

The Common Stock may be delisted from the Nasdaq SmallCap Market, which would impair its liquidity.

        If the shares of the Common Stock are delisted from the Nasdaq SmallCap Market, their liquidity will be impaired. Though the Company may decide, among other alternatives, to seek trading of the Common Stock on the Over-the-Counter Bulletin Board, or OTC market, if the Common Stock is delisted, the OTC market provides substantially less liquidity than the Nasdaq SmallCap Market, and stocks traded on the OTC market generally trade with larger spreads between the bid and the ask price, which may cause the trading price of our Common Stock to decline. Also, if the Company decides to seek trading of the Common Stock on the OTC market, the Common Stock would be subject to rules under the Securities Exchange Act of 1934, which impose additional requirements on broker-dealers like making a special suitability determination regarding the purchaser and receiving the purchaser's written consent prior to the sale. This could negatively affect the ability of broker-dealers to sell the Common Stock and further impair its liquidity.

If delisted, our shares of Common Stock may be characterized as a penny stock, which may severely harm their liquidity.

        The SEC has adopted regulations which define a penny stock to be any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, these rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule relating to the penny stock market. Disclosure is also required to be made about current quotations for the securities and about commissions payable to both the broker-dealer and the registered representative. Finally, broker-dealers must send monthly statements to purchasers of penny stocks disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If our shares of Common Stock were subject to the rules on penny stocks, their liquidity would be severely harmed.

Our stock price has been highly volatile and has experienced a significant decline, particularly and may continue to be volatile and decline.

        The trading price of our Common Stock has fluctuated widely in the past and is expected to continue to do so in the future, as a result of a number of factors, many of which are outside our control. In addition, the stock market has experienced extreme price and volume fluctuations that have affected the market prices of many technology companies, particularly telecommunication and Internet-related companies, and that have often been unrelated or disproportionate to the operating performance of these companies. These broad market fluctuations could adversely affect the market price of our Common Stock. In the past, following periods of volatility in the market price of a particular company's securities, securities class action litigation has often been brought against that company. Securities class action litigation could result in substantial costs and a diversion of our management's attention and resources.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

        The Reverse Stock Split shall be effected simultaneously for all shares of Common Stock and the one-for-ten reverse stock split ratio shall be the same for all shares of Common Stock. The Reverse Stock Split shall affect all of the stockholders of the Company uniformly and shall not affect the percentage ownership interest, proportional voting power, voting rights, or other preferences or privileges of any stockholder of the Company, except for any adjustment to such percentage ownership interest, proportional voting power, voting rights, or other preferences or privileges that may result in connection with the fractional share adjustment provisions contemplated by this Proxy Statement. Shares of Common Stock issued pursuant to the Reverse Stock Split shall remain fully paid and nonassessable. The Company shall continue to be subject to the periodic reporting requirements of the Exchange Act.

Fractional Shares

        No scrip or fractional shares of Common Stock shall be issued to the stockholders of the Company in connection with the Reverse Stock Split. Each holder of shares of Pre-Effective Stock otherwise entitled to a fractional share of Common Stock shall be entitled, upon surrender of the stock certificate(s) representing the Pre-Effective Stock to Equiserve Inc., the Company's transfer agent (the "Transfer Agent"), to receive a cash payment (without interest) in lieu of such fractional share of Common Stock in an amount approximately equal to the product of (i) the fractional share to which a holder would otherwise be entitled to, multiplied by (ii) the average closing sale price of the Common Stock for the 10 (ten) trading days immediately prior to the Effective Time (as defined herein) of the Reverse Stock Split or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Nasdaq SmallCap Market.

        The ownership of a fractional share of Common Stock shall not give the holder thereof any voting, dividend, or other rights except to receive a cash payment as contemplated by this Proxy Statement. The cash payments contemplated by this Proxy Statement may reduce the number of stockholders of the Company; provided, however, that this is not the purpose for which the Company is effecting the Reverse Stock Split.

        Stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders may reside, where the Company is domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective time may be required to be paid to the designated agent for each such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds may have to seek to obtain them directly from the state to which they were paid.

Authorized Shares

        Although the Reverse Stock Split shall affect the number of issued and outstanding shares of Common Stock in accordance with and as contemplated by this Proxy Statement, the Reverse Stock Split shall not affect the powers, designations, preferences, or rights of the shares of Common Stock or preferred stock, par value $0.01 per share, of the Company ("Preferred Stock"). Accordingly, at the Effective Time, the number of authorized shares of Common Stock that are not issued or outstanding shall increase due to the reduction in the number of outstanding shares of Common Stock as contemplated by the Reverse Stock Split. Authorized but unissued shares of Common Stock shall be available for issuance, and the Company may issue such shares in financings or otherwise. If the Company issues additional shares of Common Stock, the ownership interests of holders of shares of

Common Stock may also be diluted. Also, the shares of Common Stock issued by the Company may have rights, preferences, or privileges senior to those of the shares of Common Stock.

        If the Reverse Stock Split were to be effected on January 1, 2003, the Reverse Stock Split would reduce the outstanding shares of Common Stock approximately as indicated in the table below.

	Pre-Effective Time		Post Effective Time
Class of Capital Stock
	Authorized	Outstanding	Authorized	Outstanding
Common Stock	200,000,000	104,529,864	200,000,000	1,045,298
Preferred Stock	5,000,000	0	5,000,000	0

Rights of Dissenting Stockholders

        The stockholders of the Company are not entitled to any rights of appraisal or similar rights under Delaware law with respect to the matters to be acted upon and contemplated by this Proxy Statement, including, without limitation, the Reverse Stock Split and we will not independently provide our stockholders with any such right.

Accounting Matters

        The Reverse Stock Split shall not affect the number of authorized shares of Common Stock or Preferred Stock, the par value per share of the Common Stock or Preferred Stock. The change in the number of outstanding shares of Common Stock due to the Reverse Stock Split shall, however, result in accounting adjustments to the balance sheet and financial statements of the Company. Accordingly, at the Effective Time, the balance sheet of the Company shall be adjusted by decreasing the stated capital on the balance sheet of the Company attributable to the outstanding shares of Common Stock in proportion to the Reverse Stock Split and increasing the additional paid-in capital account by the amount by which the stated capital is decreased and the financial statements of the Company shall be adjusted by restating the per share net income (or loss) and net book value of the shares of Common Stock because of the decrease in the number of outstanding shares of Common Stock.

Potential Anti-Takeover Effect

        The Reverse Stock Split is not being effected in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management of the Company to recommend a series of similar amendments to the Board of Directors and stockholders of the Company. Other than the Reverse Stock Split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to the Company certificate of incorporation that could be construed to affect the ability of third parties to take over or change the control of the Company.

Options

        The proposed Reverse Stock Split will reduce the number of shares of Common Stock available for issuance under our stock option plans.

Odd-Lots

        The Reverse Stock Split may result in the ownership by certain stockholders of "odd lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares of Common Stock.

EFFECTIVE TIME

        The proposed Reverse Stock Split would become effective as of 5:00 p.m. Eastern time on the date of filing of a certificate of amendment to our Certificate of Incorporation with the office of the Secretary of State of the State of Delaware (the "Effective Time"). Except as explained in this Proxy Statement with respect to fractional shares, on the Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be combined and converted, automatically and without any action on the part of the stockholders, into new shares of Common Stock in accordance with the Reverse Stock Split as determined by the Board.

PROCEDURE FOR EFFECTING THE REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

        At the Effective Time, each stock certificate representing and evidencing ownership of any issued and outstanding shares of Pre-Effective Stock shall be deemed for all purposes to represent and evidence ownership of a number of issued and outstanding shares of Post-Effective Stock.

IT SHALL NOT BE NECESSARY FOR STOCKHOLDERS OF THE COMPANY TO EXCHANGE STOCK CERTIFICATES REPRESENTING SHARES OF PRE-EFFECTIVE STOCK. STOCKHOLDERS OF THE COMPANY SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

        Stock certificates representing shares of Pre-Effective Stock shall not have to be surrendered in exchange for new stock certificates representing shares of Pre-Effective Stock in connection with the Reverse Stock Split and, except as otherwise requested by stockholders of the Company, new stock certificates reflecting the Reverse Stock Split shall be issued only as necessary and as currently outstanding shares of Common Stock are transferred. However, in order to receive payment for their fractional shares, stockholders are required to submit their stock certificates in accordance with the instructions contained in the Proxy Statement. Any and all shares of Common Stock submitted for transfer, whether pursuant to a sale, other disposition, or otherwise, shall automatically be exchanged for shares of Post-Effective Stock.

        As soon as practicable after the Effective Time, the stockholders of the Company shall be notified of the Effective Time and instructed as to how and when, to surrender stock certificates representing shares of Pre-Effective Stock in exchange for stock certificates representing shares of Post-Effective Stock if they choose to do so. No stock certificates representing shares of Post-Effective Stock shall be issued to any stockholder of the Company until such stockholder has surrendered the outstanding stock certificate(s) held by such stockholder, together with the properly completed and executed letter of transmittal, to the exchange agent. The Company intends to use its Exchange Agent in connection with the exchange of stock certificates pursuant to the Reverse Stock Split and will obtain a new CUSIP number for the shares of Common Stock.

Certain Material Federal Income Tax Consequences

        The following discussion summarizes the material federal income tax consequences of the Reverse Stock Split to the stockholders of the Company who are U.S. persons. For purposes hereof, a U.S. person is (i) a U.S. citizen or resident alien individual, (ii) a corporation or partnership created or organized under the laws of the U.S. or any state, (iii) an estate the income of which is subject to U.S. federal income tax without regard to source or (iv) a trust if a court is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

        This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to differing interpretation and all of which are subject to change. Any change could be retroactive and alter the tax consequences described herein. Moreover, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to any particular stockholder of the Company in light of his or her individual circumstances. In addition, it does not address any tax consequences to the stockholders of the Company subject to special rules under federal income tax law, including insurance companies, tax exempt organizations, financial institutions, broker dealers, foreign individuals or entities, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle, conversion transaction or other risk reduction transaction and stockholders who do not hold their stock as capital assets.

        EACH STOCKHOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR FOR AN ANALYSIS OF THE EFFECT OF THE REVERSE STOCK SPLIT ON HIS OR HER RESPECTIVE TAX SIUTATION, INCLUDING CONSEQUENCES UNDER APPLICABLE STATE TAX LAWS.

        The Reverse Stock Split will be treated as a tax-free recapitalization for federal income tax purposes. Therefore, neither the Company nor the stockholders will recognize any gain or loss for federal income tax purposes as a result thereof, except in the case of a stockholder of the Company who receives cash in lieu of a fractional share. If a stockholder receives cash in lieu of any fractional share interest of the Common Stock, such stockholder will be treated as having received such cash on redemption of his or her fractional share interest. Depending on such stockholder's retained stock interest in the Company, this cash redemption will be treated as either (a) a dividend to the extent of our current and accumulated earnings and profits with any excess first applied against such stockholder's adjusted tax basis allocable to the fractional share interest and the remainder will be treated as gain from the sale or exchange of the fractional share interest or (b) gain or loss from the sale or exchange of the fractional shares in an amount equal to the difference, if any, between the cash received and the stockholder's basis in the fractional share interest.

        The shares of Common Stock to be issued to each stockholder will have aggregate basis, for computing gain or loss, equal to the aggregate basis of the shares of Common Stock held by the stockholder immediately prior to the Effective Date, less any basis allocable to the fractional shares redeemed (if any) to the extent the redemption is treated as a sale or exchange under the preceding paragraph. A stockholder's holding period for the shares of Common Stock to be issued will include the holding period for shares of Common Stock exchanged therefor.

RECOMMENDATION OF THE BOARD OF DIRECTORS

        OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED AMENDMENT TO OUR FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT ON OUR COMMON STOCK.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK

        The following table sets forth information regarding the approximate beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of shares of Common Stock, as of January 10, 2003, the directors and officers of the Company, the directors and executive officers of the Company as a group, and each holder of shares of Common Stock known by the Company to beneficially own five percent (5%) or more of the issued and outstanding shares of Common Stock.

        The Company has relied, in connection with the preparation of the following table and the calculation of beneficial ownership, upon information furnished by each director, executive officer, and 5% or more stockholder of the Company included in the following table, with respect to the beneficial ownership of such director, executive officer, and 5% or more stockholder of the Company. Unless otherwise indicated, the mailing address for each director, executive officer, or stockholder of the Company included in the following table is rStar Corporation, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.

Name and Address of Beneficial Owners(1)(2)	Shares Beneficially Owned(1)	Percentage Beneficially Owned
Yoel Gat (3)	71,124	*
Amiel Samuels (4)	39,118	*
Sasson Darwish (5)	21,213	*
Samer Salameh (6)	0	*
Tulio Mejias	0	*
Santiago Garza	0	*
Oded Maimon	0	*
Gilat Satellite Networks, Ltd. (7) 1651 Old Meadow Road McLean, Virginia 22102	88,707,564	85%
Lior Kadosh (8)	12,863	*
All directors and executive officers as a group (8 persons)	144,318	*

*
Less than 1%

(1)
The number of shares owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the individual or entity has voting power or investment power and also any shares which the individual or entity has the right to acquire within 60 days of January 10, 2003, through the exercise of any stock option or other right. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.

(2)
Unless otherwise indicated, the address of each of the individuals or entities named above is: c/o rStar Corporation, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.

(3)
Mr. Gat's address is c/o Gilat Satellite Networks, Ltd., 21 Yegia Kapayim Street, Kiryat Arye, Peteh Tikva 49130, Israel.

(4)
Includes shares of Common Stock that are controlled by Mr. Samuel's spouse. Mr. Samuels disclaims beneficial ownership of these shares. Mr. Samuel's address is c/o Gilat Satellite Networks Ltd., 21 Gilat Yegia Kapayim Street, Kiryat Arye, Petah Tikva 49103, Israel.

(5)
Mr. Darwish's address is c/o Emblaze Systems, Inc., 75 East End Avenue, New York, New York.

(6)
Mr. Salameh is Chairman of the Board and Chief Executive Officer.

(7)
Based on Schedule TO and amendments thereto filed with the SEC on February 19, 2002, Gilat held shared voting as to 88,707,564 of such shares. Gilat indicates that it had no sole voting, sole dispositive, or shared dispositive power over such shares.

(8)
Includes options to purchase 12,863 shares of our Common Stock exercisable within 60 days of January 10, 2003. Ms. Kadosh is the Interim Chief Financial Officer of rStar.

PREFERRED STOCK

        No shares of Preferred Stock of the Company are currently outstanding. The Company has no present plan or intention to issue any shares of Preferred Stock.

STOCKHOLDER VOTING AND APPROVAL REQUIREMENTS

        As of the Record Date, 104,529,864 shares of Common Stock were issued and outstanding and entitled to vote on or consent to the Reverse Stock Split. Each holder of any issued and outstanding shares of Common Stock is entitled to one (1) vote per issued and outstanding share of Common Stock held. As of the Record Date, the favorable vote or consent of the holders of a majority, approximately 88,707,564 (or 85%), of the issued and outstanding shares of Common Stock was required to authorize, approve, and adopt the Reverse Stock Split.

STOCKHOLDER PROPOSALS

        To be considered for presentation to the annual meeting to be held in 2003, a stockholder proposal must be received by the Secretary of rStar in compliance with rStar's Bylaws and must otherwise comply with the requirements of Rule 149-8 of the Exchange Act.

OTHER MATTERS

        Our board of directors knows of no other business which will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

WHERE YOU CAN FIND MORE INFORMATION

        The Company is subject to the Exchange Act and is required to file reports, proxy statements, and other information with the Securities and Exchange Commission regarding the business, financial condition, and other matters of the Company pursuant to and in accordance with the Exchange Act. You may read and copy the reports, proxy statements, and other information filed by the Company at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information about the public reference facilities. The reports, proxy statements, and other information filed with the Securities and Exchange Commission are also available to the public over the internet at http://www.sec.gov, the internet website of the Securities and Exchange Commission. The internet website of the Company is http://www.rstar.com. All inquiries regarding the Company should be addressed to the principal executive offices of the Company at rStar Corporation, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323.

INCORPORATION BY REFERENCE

        The Securities and Exchange Commission allows the Company to "incorporate by reference" the information filed by the Company with the Securities and Exchange Commission, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this Proxy Statement, and information that filed later by the Company with the Securities and Exchange Commission will automatically update and supersede this information. The Company incorporates by reference the documents listed below:

  •
  The Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2001 as filed with the Securities and Exchange Commission on March 7, 2002.

  •
  The financial statements and information in the definitive proxy statement of the Company as filed with the Securities and Exchange Commission on March 28, 2002.

  •
  The Quarterly Reports on Form 10-Q for the Quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

  •
  The Current Reports on Form 8K and amendments in those Reports filed on January 17, 2002, August 19, 2002, October 16, 2002, October 23, 2002 and November 29, 2002.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address: rStar Corporation, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323 or (954) 858-1600. Any statement contained in a document that is incorporated by reference shall be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded shall not be deemed a part of this Proxy Statement except as so modified or superseded.

By Order of the Board of Directors,

Dated: January    , 2003

/s/ SAMER SALAMEH Samer Salameh Chairman of the Board and Chief Executive Officer

APPENDIX A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
RSTAR CORPORATION

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

        rStar Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST:    The name of the Corporation is rStar Corporation. The Corporation was originally incorporated under the name ZapMe! Corporation.

SECOND:    The Certificate of Incorporation of the Corporation is hereby amended by striking the introductory paragraph of Article IV thereof and by substituting the following in lieu thereof as the new introductory paragraph of Article IV:

          IV:    Capital Stock:    This Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock this Corporation is authorized to issue is 200,000,000, par value $0.01; and the total number of Preferred Stock this Corporation is authorized to issue is 5,000,000, par value $0.01. Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment of Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each ten (10) shares of the Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock. No fractional shares shall be issued and, in lieu of any fractional share to which a stockholder would be entitled, the Corporation shall pay such stockholder an amount in cash equal to the product of (i) the fractional share to which a holder would otherwise be entitled to, multiplied by (ii) the average closing sale price of the Common Stock for the [10] trading days immediately prior to the date this Certificate if filed with the Secretary of State of the State of Delaware or, if no such sale takes place on such days, the average of the closing bid and asked prices thereof for such days, in each case as officially reported on the Nasdaq SmallCap Market. No interest shall be payable on the fractional shares."

THIRD:    The amendment of the Corporation's Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Samer Salameh, Chairman and Chief Executive Officer as of                    , 2003.

RSTAR CORPORATION
By:	/s/ SAMER SALAMEH Chairman and Chief Executive Officer

rSTAR CORPORATION
1560 Sawgrass Corporate Parkway
Suite 200
Sunrise, Florida 33323

SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS

        The undersigned hereby appoints Samer Salameh and Lior Kadosh, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of rStar Corporation (the "Company") held of record by the undersigned on January 10, 2003 at the Special Meeting of Stockholders to be held on February 3, 2003 at 10:00 a.m., local time, at the offices of the Company, 1560 Sawgrass Corporate Parkway, Suite 200, Sunrise, Florida 33323, and any adjournment or postponement thereof.

        THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

        PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DETACH HERE

☒	Please mark votes as in this example

1. Approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect a one-for-ten reverse stock split of the Company's issued and outstanding shares of Common Stock as provided in this Proxy Statement.

FOR	AGAINST	ABSTAIN
☐	☐	☐
			MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐

Please sign exactly as name appears hereon. Joint owners each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.
Signature:	Date:	Signature:	Date:

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NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 3, 2003
PROXY STATEMENT
GENERAL INFORMATION ABOUT VOTING
PROPOSAL APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
APPENDIX A CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF RSTAR CORPORATION
SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS